Exhibit 99.1

Cycurion, Inc. Highlights $69 Million Contracted Backlog

Contracted backlog in addition to robust sales pipeline underpins positive 2026 outlook

MCLEAN, Va., Aug. 20, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a premier cybersecurity and IT solutions provider provides additional context to its robust $69 million backlog following a shareholder update call on August 19, 2025.

Cycurion has secured new awards in 2025. These multi-year contracts sum to a total of $69 million with a weighted average life of 1-5 years. This $69 million is incremental to the current existing revenue generating business. To date, the Company has recognized a small amount of revenue associated with these awards as there is a typical lag between signing and work scope initiation and delivery of service. However, customers have also been deferring commencing work due to a myriad of factors with some embedded DOGE roots. Nonetheless, the Company’s contracted backlog remains intact along with an active sales pipeline in the hundreds of millions, which are key reasons driving its bullish stance for 2026 and beyond.

Chairman and CEO Kevin Kelly said, “We strongly believe the combination of our positive, high confidence 2026 outlook underpinned by our contracted backlog added to what we believe is a vacuum of institutional support has resulted, in what we believe, is a severe mispricing of the stock. No doubt, DOGE has had a negative impact on Cycurion in 2025 as it has on many public and private peers focused on public sector IT services. We are at a fundamental trough, currently running at a $16 million annualized run-rate revenue. However, we have a clear line-of-sight of returning to a revenue growth profile along with positive adjusted EBITDA in the coming quarters. We believe at our current share price investors have a limited opportunity to enter into a highly positive asymmetric risk/reward investment proposition.”

Adding in the notable partnerships and inherent blue-sky opportunities with Cycurion’s partners who are growing global IT and telecom providers, iQSTEL and LSV Tech, and sizable associations such as NAACHO that provided the Company a gold star lead into roughly 3,500 state and local healthcare associations, the Company is optimistic regarding near and longer-term prospects.

Mr. Kelly concluded, “We are determined to deliver improved results for shareholders as we move into 2026 and beyond. We will continue to announce meaningful new awards and provide updates to our signed contracted backlog position. We thank our shareholders for their support, and we look forward to validating our positive outlook with tangible improved financial performance.”

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

These statements, including expectations for revenue conversion from the backlog, the benefits of the iQSTEL alliance and stock exchange, and the success of the digital currency strategy, are based on management’s current expectations and are subject to risks and uncertainties, including economic conditions, regulatory changes, and the Company’s ability to address liquidity concerns. For a discussion of these risks, please refer to Cycurion’s filings with the SEC.

Investor Relations Contact: Cycurion Investor Relations

ir@cycurion.com

(888) 341-6680

Media Relations Contact: Cycurion Communications

media@cycurion.com

(888) 341-6680